Exhibit 99.2

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, Chairman, President & CEO
1515 Arapahoe Street		Nancy Buese, Senior VP and CFO
Tower 2, Suite 700		Dan Campbell, Treasurer & IR Officer
Denver, Colorado 80202	Phone:	(866) 858-0482
	E-mail:	investorrelations@markwest.com

MarkWest Energy Partners Announces Pricing of Upsized Public Offering of Common Units

DENVER—August 13, 2009—MarkWest Energy Partners, L.P. (NYSE: MWE) announced today that it priced an upsized public offering of 5,200,000 primary common units at $20.95 per common unit.  In addition, an entity controlled by a director of the general partner of the Partnership is selling an additional 300,000 secondary common units at the same public offering price.  MarkWest intends to use the net proceeds from the offering (after estimated offering expenses payable by the Partnership) of approximately $104.2 million, as well as any exercise of the underwriters’ over-allotment option, to partially fund its ongoing capital expenditure program.  Pending that use, the Partnership intends to apply a portion of the net proceeds to pay down borrowings under its revolving credit facility.  The Partnership has granted the underwriters a 30-day option to purchase a maximum of 825,000 additional primary common units to cover over-allotments, if any.  The Partnership will not receive any proceeds from the sale of secondary common units by the selling unitholder.

Morgan Stanley & Co. Incorporated and UBS Investment Bank are acting as joint book-running managers for the offering.  The offering is being made only by means of a prospectus supplement and accompanying base prospectuses.  A copy of the prospectus supplement and accompanying base prospectuses associated with this offering may be obtained from the underwriters as follows:

Morgan Stanley & Co. Incorporated

Attn:  Prospectus Dept.

180 Varick Street, 2nd Floor,

New York, New York  10014

prospectus@morganstanley.com

Toll-Free: (866) 718-1649.

UBS Investment Bank

Attn: Prospectus Dept

299 Park Avenue

New York, NY  10171

Toll-Free: (888) 827-7275

An electronic copy of the preliminary prospectus supplement and the accompanying base prospectuses are available from the Securities and Exchange Commission’s (SEC) web site at

http://www.sec.gov.  The common units are being offered pursuant to effective shelf registration statements that the Partnership previously filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state.

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MarkWest Energy Partners, L.P. is a master limited partnership engaged in the gathering, transportation, and processing of natural gas; the transportation, fractionation, marketing, and storage of natural gas liquids; and the gathering and transportation of crude oil. MarkWest has extensive natural gas gathering, processing, and transmission operations in the southwest, Gulf Coast, and northeast regions of the United States, including the Marcellus Shale, and is the largest natural gas processor in the Appalachian region.

This press release includes “forward-looking statements.”  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  The forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2008, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  We do not undertake any duty to update any forward-looking statement except as required by law.